UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 22, 2005

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation

1000 Nicollet Mall

31st Floor, Suite 3136

Minneapolis, Minnesota 55403

(612) 696-3102

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

The Monthly Servicer’s Certificate for the Monthly Period ended May 28, 2005 and the Monthly Certificateholders’ Statement for the Monthly Period ended May 28, 2005, with respect to the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust (the “Trust”), were delivered to the Trustee on June 22, 2005, and the Monthly Certificateholders’ Statement will be distributed to Certificateholders on June 27, 2005.

The above described Monthly Servicer’s Certificate is filed as Exhibit 20.1 to this Report. The above described Monthly Certificateholders’ Statement is filed as Exhibit 20.2 to this Report.

The information on Net Charge-Offs found in Section VIII(a) of the Monthly Certificateholders’ Statement for Series 2002-1 reflects the inclusion of proceeds from the sale of certain previously charged-off accounts receivable, which occurred during the Monthly Period ended May 28, 2005.  Without the inclusion of such proceeds, Net Charge-Offs for the Series for this monthly period would have been 8.32%.

Item 9.01:  Financial Statements and Exhibits

(c)                                          Exhibits

20.1                                                                           Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended May 28, 2005.

20.2                                                                           Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 2005

TARGET RECEIVABLES CORPORATION

By:	/s/ Terrence J. Scully

Name:	Terrence J. Scully
Title:	Vice President

EXHIBIT INDEX

Exhibit	Description	Method of Filing

20.1	Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended May 28, 2005.	Filed Electronically

20.2	Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 28, 2005.	Filed Electronically